UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 22, 2010

SeraCare Life Sciences, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-34105	33-0056054
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

37 Birch Street, Milford, Massachusetts		01757
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(508) 244-6400

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 4.01 Changes in Registrant's Certifying Accountant.

On December 22, 2010, the Audit Committee of our Board of Directors dismissed Mayer Hoffman McCann P.C. ("Mayer Hoffman") as our independent registered public accounting firm.

Mayer Hoffman’s reports on our financial statements for the fiscal years ended September 30, 2010 and 2009 did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended September 30, 2010 and 2009 and the subsequent period through December 22, 2010, we had no disagreements with Mayer Hoffman on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of Mayer Hoffman, would have caused Mayer Hoffman to make reference to the subject matter of the disagreement in its report on our financial statements, and during such periods there were no "reportable events," as the term is described in Item 304(a)(1)(v) of Regulation S-K.

We provided Mayer Hoffman with a copy of the disclosures we are making in this Item 4.01 and requested that Mayer Hoffman furnish us with a letter addressed to the Securities and Exchange Commission stating whether it agrees with our disclosures. A copy of Mayer Hoffman’s response letter dated December 28, 2010 is filed as Exhibit 16.1 to this report.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SeraCare Life Sciences, Inc.

December 28, 2010	By:	/s/ Gregory A. Gould

Name: Gregory A. Gould
Title: Chief Financial Officer, Treasurer and Secretary

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Exhibit Index

Exhibit No.	Description

16.1	Letter dated December 28, 2010 to the Securities and Exchange Commission from Mayer Hoffman McCann P.C.